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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2003

SAFENET, INC.
(Exact Name of Registrant as Specified in Charter)

8029 Corporate Drive, Baltimore, Maryland 21236
(Address of principal executive offices)

Delaware (State or Other Jurisdiction of Incorporation)	0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)

Registrant's telephone number, including area code: (410) 931-7500

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

        On February 5, 2003, SafeNet, Inc., a Delaware corporation ("SafeNet"), completed its acquisition of Cylink Corporation, a California corporation ("Cylink"), in accordance with the Agreement and Plan of Reorganization dated October 30, 2002 (the "Merger Agreement") by and among SafeNet, Sapphire Acquisition Corp., a California corporation and wholly-owned subsidiary of SafeNet ("Acquisition Corp"), and Cylink. The acquisition and the Merger Agreement were approved by the shareholders of Cylink and SafeNet, respectively, at meetings held on February 5, 2003. Pursuant to the Merger Agreement, Acquisition Corp. was merged with and into Cylink and Cylink became a wholly-owned subsidiary of SafeNet.

        Pursuant to the Merger Agreement, former holders of the outstanding shares of common stock of Cylink will receive 0.05 of a share of common stock of SafeNet in exchange for each share of Cylink common stock. The amount and type of consideration was determined on the basis of arm's length negotiations between SafeNet and Cylink.

        The acquisition is intended to qualify as a tax-free reorganization and is being accounted for as a purchase business combination.

        The description contained in this Item 2 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 hereto.

Item 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Business Acquired. In accordance with Item 7(a) of Form 8-K, the financial statements for Cylink required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before April 21, 2003.

  (b)
  Pro Forma Financial Information. In accordance with Item 7(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before April 21, 2003.

  (c)
  Exhibits

Exhibit 2.1	Agreement and Plan of Reorganization dated October 30, 2002 by and among SafeNet, Inc., Sapphire Acquisition Corp. and Cylink Corporation (incorporated by reference to Exhibit 2.1 to SafeNet Inc.'s Registration Statement on Form S-4 (Registration No. 333-101577).
Exhibit 99.1	Press Release.
Exhibit 99.2	Press Release.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.
By:	/s/ ANTHONY A. CAPUTO Anthony A. Caputo Chief Executive Officer

Date:    February 11, 2003

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization dated October 30, 2002 by and among SafeNet, Inc., Sapphire Acquisition Corp. and Cylink Corporation (incorporated by reference to Exhibit 2.1 to SafeNet Inc.'s Registration Statement on Form S-4 (Registration No. 333-101577).
99.1	Press Release.
99.2	Press Release.

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX